Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements listed below of our report dated March 28, 2023, with respect to the consolidated financial statements of LianBio and subsidiaries.

-Form S-8 dated November 3, 2021 (File No. 333-260732)
-Form S-8 dated March 31, 2022 (File No. 333-264021)
-Form S-3 dated November 10, 2022 (File No. 333-268317)

/s/ KPMG LLP
New York, New York
March 28, 2023